          	As filed with the Securities and Exchange Commission on May 22, 1996

                                                  	Registration No. 33-

 ____________________________________________________________________________


                         	SECURITIES AND EXCHANGE COMMISSION
                            	WASHINGTON, D.C.  20549

                                   	FORM S-8

              	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           	Able Telcom Holding Corp.
              	(Exact name of Registrant as specified in its charter)

	           Florida                                  65-0013218
 ---------------------------------              -------------------
	(State or other jurisdiction                    (I.R.S. Employer
	of incorporation or organization)               Identification No.)


     1601 Forum Place, Suite 1100, West Palm Beach, Florida 33401

     ------------------------------------------------------------
       	(Address of Principal Executive Offices) (Zip Code)

          Able Telcom Holding Corp. 1995 Stock Option Plan
          ------------------------------------------------
                    	(Full title of the plan)

                      	William J. Mercurio
              President and Chief Executive Officer
                   	Able Telcom Holding Corp.
                 	1601 Forum Place, Suite 1100
                	West Palm Beach, Florida  33401
	                        (407) 688-0400
              --------------------------------------
         	   (Name, address and telephone number,
             including	area code, of agent for service)

                           	Copy to:
                       	Donn Beloff, Esq.
                        Holland & Knight
                   One East Broward Boulevard
                 Ft. Lauderdale, Florida  33301

               	CALCULATION OF REGISTRATION FEE

Title of      Amount to      Proposed maximum  Proposed maximum    Amount of
securities    be registered  offering price    aggregate offering
registration
to be         (1)            per unit          price (2)           fee (2)
- -----------   -------------  ----------------- ------------------- -----------
Common Stock, 1,060,000        $ 7.19            $ 7,621,400        $ 2,628.07
par value      shares
$.001


(1) Represents the maximum number of shares that may be acquired pursuant to this Registration Statement pursuant to the Able Telcom Holding Corp. 1995 Stock Option Plan and certain individual plans. Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) calculated on the basis of the high and low sale prices
of the Common Stock as reported on the NASDAQ National Market on May 21, 1996.
==============================================================================


The exhibit index is located on Form S-8 Page 7.

                                    	PART II

              	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

		The following documents filed with the Securities and Exchange Commission by
Able Telcom Holding Corp., a Florida corporation (the "Corporation" or the
"Registrant"), are incorporated herein by reference:

   (1)	The Corporation's Annual Report on Form 10-K for the fiscal year ended
October 31, 1995, filed February 13, 1996.

   (2)	The Corporation's Quarterly Report for the period ending January 31,
1996, filed March 15, 1996.

			(3)	The Corporation's
reports on Form 8-K filed with the Commission on March 21, 1996, and December 22, 1995, and the Form 8-K/A-1 filed with the Commission on February 20, 1996.

			(4)	All documents subsequently filed by the Corporation pursuant to Sections
13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

		Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

		The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

		Not applicable.


ITEM 6.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

		Section 607.0850 of the Florida Business Corporation Act grants each corporation organized thereunder the power to indemnify its officers and directors against liability for certain of their acts.

		Article V of the Corporation's Bylaws contains the following provision with respect to the liability of the Corporation's Directors to the Corporation:

		The Corporation shall indemnify any and all persons who may serve or which have served at any time as directors or officers, or which at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against liability incurred by such persons in connection with any proceeding, and against expenses actually and reasonably incurred in connection therewith, in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, if such persons acted in good faith in a manner they reasonably believed to be in, or not opposed to the best interests of the
Corporation, and with respect to any criminal action or proceeding, had not reasonable cause to believe their conduct was unlawful.  Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any laws, bylaw, agreement, vote of stockholders or otherwise.

		The Corporation has directors and officers liability insurance.  In addition to covering directors and officers of the Corporation, the insurance also insures the Corporation against amounts paid by it to indemnify such directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

		Not Applicable.


ITEM 8.	EXHIBITS.

	Exhibit Numbers	Description

		4.1		1995 Stock Option Plan

		4.2a	Form of Employee Incentive Stock Option Agreement

  4.2b Form of Director's Nonqualified Stock Option Agreement

		4.3		Stock Option Agreement between the Corporation and William J. Mercurio, dated June 30, 1995.

		4.4		Stock Option Agreement between the Corporation and Daniel L. Osborne, dated January 14, 1993.

		4.5		Stock Option Agreement between the Corporation and Frazier L. Gaines, dated September 14, 1992.

		4.6		Stock Option Agreement between the Corporation and Gaston Moons, dated
       June 30, 1995.

  4.7 Subscription Agreement between the Corporation and Bill B. Caudill, dated December 6, 1995, in connection with H. C. Connell, Inc. acquisition.

  4.8 Subscription Agreement between the Corporation and Frazier L. Gaines, dated December 6, 1995, in connection with H. C. Connell, Inc. acquisition.

		5.1		Opinion of Holland & Knight

		20.1 Consent of Ernst & Young LLP

		20.2 Consent of Holland & Knight is included in their opinion filed as
       Exhibit 5.1 to this Registration Statement.

  20.3 Consent of KPMG Peat Marwick LLP

  20.4 Consent of Mercurio & Associates

		24.1 Power of Attorney (included on signature page)


ITEM 9.	UNDERTAKINGS.

	(a)	The undersigned Registrant hereby undertakes:

			(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

			(i)	to include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;

			(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-
effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
Registration Fee" table in the effective registration statement; and

			(iii) 	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

			Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the registrant pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

			(2)	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

			(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification
<Page 5>
against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               	SIGNATURES

		Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April 29, 1996.


                                	Able Telcom Holding Corp.

                                	By:   /s/ William J. Mercurio
                                      ----------------------------------

                                     	William J. Mercurio

                                     	President, Chief Executive Officer,
		                              						and Director (Principal	Executive
                                      Officer)

                      	GENERAL POWER OF ATTORNEY


		KNOW ALL MEN BY THESE PRESENTS, each officer and director whose signature appears below, hereby authorizes, constitutes and appoints WILLIAM J. MERCURIO his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration
Statement, together with any and all exhibits hereto and thereto and other documents required to be filed with respect hereto and thereto and to file the same with the Securities and Exchange Commission and any other regulatory or other authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as the said attorney-in-fact deems appropriate.

		Pursuant to the requirements of the Securities Act of 1933, as amended, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                           Date
- ---------------------------  ------------------------------  ---------------


/s/ William J. Mercurio      President, Chief Executive      May 21, 1996
- -----------------------      Officer and Director
William J. Mercurio          (Principal Executive Officer)


/s/ William D. Callahan     	Chief Financial Officer and     May 21, 1996
- -----------------------      Director
William D. Callahan


/s/ Daniel L. Osborne        Chief Accounting Officer        May 21, 1996
- -----------------------
Daniel L. Osborne


/s/ Frazier L. Gaines        Director                        May 16, 1996
- -----------------------
Frazier L. Gaines


/s/ Bill B. Caudill          Director                        May 16, 1996
- -----------------------
Bill B. Caudill





                            	EXHIBIT INDEX
               Sequentially
Exhibit        Numbered
Numbered       Description                                          Page
- --------       -----------                                          ----
4.1	          	1995 Stock Option Plan..............................   	8

4.2a	          Form of Employee's Incentive Stock Option Agreement.  	15

4.2b           Form of Director's Nonqualified
               Stock Option Agreement..............................   19

4.3		          Stock Option Agreement between the Corporation and
               William J. Mercurio, dated June 30, 1995............	  22

4.4		          Stock Option Agreement between the Corporation and
               Daniel L. Osborne, dated January 14, 1993...........  	24

4.5		          Stock Option Agreement between the Corporation and
               Frazier Gaines, dated September 14, 1992............   26

4.6		          Stock Option Agreement between the Corporation and
               Gaston Moons, dated June 30, 1995 ..................   28

4.7            Subscription Agreement between the Corporation and
               Billy B. Caudill, dated December 6, 1995, in
               connection with the H. C. Connell, Inc.
               acquisition ........................................   32

4.8            Subscription Agreement between the Corporation and
               Frazier L. Gaines, dated December 6, 1995, in
               connection with the H. C. Connell, Inc.
               acquisition ........................................   40

5.1		          Opinion of Holland & Knight	........................   48

20.1		         Consent of Ernst & Young LLP........................   49

20.2		         Consent of Holland & Knight  included in its opinion
              	filed as Exhibit 5.1 to this Registration Statement.   48

20.3           Consent of KPMG Peat Marwick LL.....................   49

20.4           Consent of Mercurio and Associates..................   50

24.1		         Power of Attorney (included on signature page)...... 	 6

                             EXHIBIT 4.1

                      ABLE TELCOM HOLDING CORP.
                       1995 STOCK OPTION PLAN

                        Section 1.  Purpose.

     This 1995 Stock Option Plan is intended to provide incentives: (a) to the officers and other employees of Able Telcom Holding Corp. or any of its present or future subsidiaries by providing such employees with opportunities to purchase stock in Able Telcom Holding Corp. pursuant to options granted hereunder that qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended; and (b) to directors, officers, employees, advisors and consultants of Able Telcom Holding Corp. or any of its present or future subsidiaries by providing such persons with opportunities to purchase stock in Able Telcom Holding Corp. pursuant to options granted hereunder which do not qualify as "incentive stock options."

                      	Section 2.  Definitions.

	(a)	"Agreement" shall have the meaning ascribed to the term as set forth in
Section 6 hereof.

	(b)	"Board of Directors" means the Board of Directors of the Company or any
Subsidiary.

	(c)	"Common Stock" means the common stock, $.001 par value per share, of the
Company.

 (d)	 "Company" means Able Telcom Holding Corp., a Florida corporation.

	(e)	"Employee" means every individual performing services for the Company or any Subsidiary if the relationship between him and the person for whom he performs such services is the legal relationship of employer and employee as determined in accordance with Section 3401(c) of Internal Revenue Code and
Treasury Regulations promulgated thereunder.  A member of the Board of
Directors in his sole capacity as such is not an Employee.

	(f)	"Incentive Stock Option" means a right granted pursuant to this Plan to purchase Common Stock that satisfies the requirements of Section 422 of the
Internal Revenue Code.

	(g)	"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

	(h)	"Non-Affiliate Director" means every member of the Board of Directors who is not an Employee of the Company or any Subsidiary and who does not beneficially own, within the meaning of Rule 13d-2 of the Securities Exchange
Act of 1934, as amended, more than five percent (5%) of any class of the outstanding capital stock of the Company.

	(i)	"Nonqualified Stock Option" means a right granted pursuant to this Plan to purchase Common Stock that does not satisfy the requirements of Section 422 of the Internal Revenue Code.

	(j)	"Option" means a right granted pursuant to this Plan to purchase Common
Stock which may be either an Incentive Stock Option or a Nonqualified Stock
Option as determined by the Board of Directors.

	(k)	"Optionee" means an individual who has received an Option under the Plan.

	(l)	"Option Shares" means the shares of Common Stock issuable upon the exercise of an Option.

	(m)	"Plan" means this stock option plan authorizing the granting of stock
Options.

	(n)	"Plan Administrators" shall have the meaning ascribed to the term as set forth in Section 5 hereof.

	(o)	"Plan Adoption Date" means the date on which this Plan shall have been adopted by the Board of Directors.

	(p)	"Reserved Shares" shall have the meaning ascribed to the term as set forth in Section 3 hereof.

	(q)	"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time the Option is granted, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                   	Section 3.  Shares Subject to the Plan.

	Subject to adjustments pursuant to Section 9 of the Plan, no more than Five
Hundred Fifty Thousand (550,000) shares in the aggregate of the Company's
Common Stock (the "Reserved Shares") may be issued pursuant to the Plan to eligible participants.  The number of the Reserved Shares shall be reduced by the number of Options granted under the Plan.  The Reserved Shares may be made available from authorized but unissued Common Stock of the Company, from Common
Stock of the Company held as treasury stock, from any shares which may become available due to the expiration, cancellation or other termination of any
Option previously granted by the Company, or from any combination of the foregoing.

                          	Section 4.  Eligibility.

	The individuals eligible to receive Options under this Plan shall be such valued Employees, Non-Affiliate Directors, advisors or consultants of the Company or any Subsidiary, as the Plan Administrators may from time to time determine and select. Non-Affiliate Directors, advisors and consultants shall only be eligible to receive Nonqualified Stock Options. Employees shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options. An Optionee may hold more than one Option. No Employee of the Company or any Subsidiary is eligible to receive any Incentive Stock Options if such Employee, at the time the option is granted, owns, beneficially or of record, in excess of 10% of the outstanding voting stock of the Company or a Subsidiary; provided, however, that such Employee will be eligible to receive an Incentive Stock Option if at the time such Option is granted the Option price is at least 110% of the fair market value (determined with regard to Section 422(c)(7) of the Internal Revenue Code) of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Pursuant to Section 422(d) of the Internal Revenue Code, no Option granted pursuant to this Plan shall be treated as an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option was granted) of Common Stock with respect to which Options (that otherwise qualify as Incentive Stock Options) are exercisable for the first time by an Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.

	Section 5.  Administration of the Plan.

	(a)	The Plan shall be administered by those members of the Board of
Directors, or by a committee appointed by the Board of Directors, (in either event, the "Plan Administrators") who are disinterested persons within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended ("Disinterested Persons").

	(b)	The Plan Administrators shall have the power, subject to, and within the limits of, the express provisions of the Plan:

	(i)	To determine from time to time which eligible persons shall be granted Options under the Plan, and the time when any Option shall be granted to them;

	(ii)	To determine the number of Options to be granted to any person;

	(iii)	To grant Incentive Stock Options, Nonqualified Stock Options, or
both, under the Plan to such persons;

	(iv)	To determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of the Plan;

	(v)	To prescribe the terms and provisions of each Option granted under the Plan (which need not be identical);

 	(vi)	To determine the maximum period during which Options may be
exercised;

	(vii)	To construe and interpret the Plan and Options granted under it, and to establish, amend, and revoke rules and regulations for its administration; and

	(viii)
	Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

	(c)	Notwithstanding the foregoing, neither the Board of Directors, any committee thereof nor any person designated pursuant to paragraph (d) below may take any action which would cause any Plan Administrator to cease to be a Disinterested Person with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board of Directors, the Plan Administrators, nor any committee thereof shall have any discretion as to:

	(i)	the selection of Non-Affiliate Directors who are eligible to receive the grant of Nonqualified Stock Options pursuant to
Section 7 below; or

	(ii)	the number of Options granted to any Non-Affiliate Director
pursuant to Section 7 below.

	(d)	The Plan Administrators, in the exercise of these powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Option, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All determinations of the Plan Administrators shall be made by majority vote. Subject to any applicable provisions of the Company's By-laws, all decisions made by the Plan Administrators pursuant to the provisions of the Plan and related orders or resolutions of the Plan Administrators shall be final, conclusive and binding on all persons, including the Company, stockholders of the Company, Employees and  Optionees.

	(e)	The Plan Administrators may designate the Secretary of the
Company, or other employees of the Company or competent professional advisors, to assist in the administration of this Plan and may grant authority to such persons to execute agreements or other documents on behalf of the Plan Administrators.

	(f)	The Plan Administrators may employ such legal counsel, consultants and agents as they may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No present or former
Plan Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws, each present or former Plan Administrator shall be indemnified and held harmless by the Company against any cost or expenses (in-cluding counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company, the By-laws of the Company or otherwise. Expenses incurred by the Plan Administrators in the engagement of such counsel, consultant or agent shall be paid by the Company.

Section 6.  Option Terms and Conditions.

	The Options granted under the Plan shall be evidenced by written Option Agreements (the "Agreements") consistent with the terms of the Plan which shall be executed by the Company and the Optionee. The Agreements, in such form as the Plan Administrators shall from time to time approve, shall, incorporate the following terms and conditions:

	(a)	Time of Exercise.  Options shall be exercisable in accordance with the terms of the Agreements as approved by the Plan Administrators from time to time. Incentive Stock Options may be exercised only if, at all times during the period that begins on the date of the granting of the Incentive
Stock Option and that ends on the day three (3) months before the date of such exercise, the Optionee was an Employee of the Company or any Subsidiary;
provided, however, that if the Optionee is "disabled" within the meaning of
Section 22(e) of the Internal Revenue Code, then the end of the preceding post-employment exercise period shall be extended to one (1) year.

	(b)	Purchase Price.  Except as otherwise provided in Section 4 hereof, the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than the fair market value of the Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be determined by the Plan Administrators in their sole discretion.

	(c)	Method of Exercise.  In order to exercise an Option in whole or in part, the Optionee shall give written notice to the Company at its principal place of business of such exercise, stating the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by full payment of the purchase price thereof either (i) in cash, or (ii) at the discretion of the Plan Administrators, in whole shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (iii) at the discretion of the Plan Administrators, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or (iv) any combination of (i), (ii) and (iii) above. If the Plan Administrators exercise their discretion to permit payment of the exercise price of any Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Option in question. The exercise date of the Option shall be the date the Company receives such notice with any necessary accompaniments in satisfactory order.

	(d)	Transferability.  An Option shall not be transferable by the
Optionee other than at death and an Option granted to such Optionee is exercisable, during his lifetime, only by such Optionee.

	The Agreements may also contain such other terms, provisions, and conditions consistent with the Plan and applicable provisions of the Internal Revenue Code as the Plan Administrators may determine are necessary or proper.

	Section 7.    Stock Option Grant for Non-Affiliate Directors.

	(a)	Grant of Options.  Each Non-Affiliate Director of the Company as
of the date of approval of this Plan by the Board of Directors (the "Plan Adoption Date"), or any other person as of the date he or she first becomes a Non-Affiliate Director, in each case who has not previously been granted an Option or any other stock option by the Company, is hereby, and shall be, automatically granted a Nonqualified Stock Option to purchase Five Thousand (5,000) shares of Common Stock. The Options granted to existing Non-Affiliate Directors as of the Plan Adoption Date shall be at an exercise price equal to the closing market price for the Common Stock on that date.

	(b)	Option Price.  Notwithstanding anything to the contrary contained in this Plan, any Nonqualified Stock Option granted pursuant to this Section 7 shall provide an exercise price per share equal to 100% of the fair market value per share of the Common Stock on the date of such grant.

	(c)	Option Term.  Any Nonqualified Stock Option granted pursuant to this Section 7 shall expire on the earlier of (i) the date which is six years from the date of its grant or (ii) the date which is 30 days after the date that such Optionee shall no longer serve as a member of the Board.
Nonqualified Stock Options issued to a Non-Affiliate Director shall not be exercisable until the first anniversary of the date of grant (the "Vesting Date"); provided, however, that said Options shall not vest and shall expire if the Non-Affiliate Director fails to attend at least 60% of all Board of Directors' meetings, and meetings of committees of which he is a member, which take place between the date of grant and the Vesting Date.

	(d) All grants of Nonqualified Stock Options to members of the Board pursuant to this Section 7 shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. The provisions of this Section 7 shall not be amended more than once in any six month period, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or other applicable federal or state law.

	Section 8.  Rights of Stockholders and Optionee.

	An Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option, unless and until: (a) the Option shall have been exercised pursuant to the terms thereof; (b) the Company shall have issued and delivered the shares to the Optionee; and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting and other ownership rights with respect to such shares.

Section 9. Adjustments in the Event of Changes in the Capital Structure, Reorganization Anti-Dilution or Accounting Changes.

	(a)	Changes in Capital Structure.  In the event of a change in the corporate structure or shares of the Company, the Plan Administrators (subject to any required action by the stockholders) shall make such equitable adjustments as they may deem appropriate in the number and kind of shares authorized by the Plan and, with respect to outstanding Options in the number and kind of shares covered thereby and in the exercise price of such Options on the dates granted. For the purpose of this Section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse stock split, consolidation, rights offering, stock dividend, reorganization, or liquidation.

	(b)	Reorganization-Continuation of the Plan.  Upon the effective date of the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the Company's property or more than 80% of the then outstanding shares of the Company to another corporation not controlled by the Company's stockholders, the Plan and any Option previously granted under the Plan shall terminate unless provision be made in writing in connection with such transaction for the continuation of the Plan and for the assumption of the Options previously granted, or for the substitution of new Options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments (in accordance with the applicable provisions of the Internal Revenue Code) as to the number and kind of shares and price per share, in which event the Plan and the Options previously granted or new Options substituted therefor shall continue in the manner and under the terms as provided.

	(c)	Reorganization-Termination of the Plan.  In the event of a
dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of shares, as provided in Section 9(b) above, and if provision is not made in such transaction for the continuance of the Plan and for the assumption of Options previously granted or the substitution of new Options covering the shares of a successor employer corporation or a parent or subsidiary thereof, then an Optionee under the Plan shall be entitled to written notice prior to the effective date of any such transactions stating that rights under his Option must be exercised within thirty (30) days of the date of such notice or they will be terminated.

 	Section 10.  General Restrictions.

	(a) No Option shall be exercisable, in whole or in part, and the Company shall not be obligated to sell any Option Shares, if such exercise or sale would, in the opinion of the Company, violate the applicable requirements of any Federal or state law. Additionally, no Option shall be exercisable if, at any time, the Company shall determine in its discretion that:

	(i)	the listing of the Option Shares is necessary or desirable under any securities exchange requirements; or

	(ii)	the qualification of the Option Shares is necessary or desirable under any applicable law; or

	(iii)	the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares;

unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

	(b) If any law or regulation of any state or Federal commission or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements.

		Section 11.  Employment.

	Nothing in this Plan shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Company or its Subsidiary to terminate such employment at any time, with or without cause.

	Section 12.  Amendment.

	Subject to the provisions of Sections 5(c) and 7(d) hereof, the Board of Directors of the Company shall have the power to amend or revise the terms of this Plan or any part thereof without further action of the stockholders; provided, however, that no such amendment shall impair any Option or deprive any Optionee of shares that may have been granted to him under the Plan without his consent; and provided, further, that no such amendment shall, without stockholder approval:

	(a)	increase the aggregate number of the Reserved Shares for the purpose of the Plan;

	(b)	change the class of individuals eligible to receive Options under the Plan;

	(c)	extend the maximum period during which any Option may be granted or exercised;

	(d)	reduce the Option price per share under any Option below fair market value; or

	(e)	extend the term of the Plan.

	Section 13.  Effective Date and Termination of Plan.

	(a)	The effective date of the Plan shall be the Plan Adoption Date;
provided, however, in the event that the Plan is not approved by the voting stockholders of the Company on or before December 31, 1996, the Plan and all Options granted and to be granted hereunder shall be null and void and the Company shall have no obligation of any nature whatsoever to any employee or other person arising out of the Plan or any options granted or to be granted hereunder.

	(b)	The Board of Directors of the Company may terminate the Plan at any time with respect to any shares that are not subject to Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate on September 19, 2005, and no Options shall be granted under this Plan after it has been terminated. Termination of this Plan shall not affect the right and obligation of any Optionee with respect to Options granted prior to termina-tion.

	Section 14.  Withholding Taxes.

	Whenever under the Plan shares are to be issued in satisfaction of Options granted hereunder, the Company shall have the right to require the recipient to make arrangements to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to or following the delivery of any certificate or certificates for such shares.

	Section 15.  Qualification.

	This Plan is adopted pursuant to, and is intended to comply with, the applicable provisions of the Internal Revenue Code and the regulations thereunder. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code and the regulations thereunder. In the event this Plan or any Incentive Stock Option granted pursuant to this Plan is in any way inconsistent with the applicable legal requirements of the Internal Revenue Code or any regulation thereunder, this Plan and any Incentive Stock Option granted pursuant to this Plan shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity can be achieved by amendment.

	Section 16.    Notice to Company of Disqualifying Disposition.

	Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. For purposes of this Plan, a "disqualifying disposition" is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option.

                              Exhibit 4.2a

                 EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT

	THIS AGREEMENT, made as of the _______ day of ______________, 1996 by and between Able Telcom Holding Corp., a Florida corporation (together with its subsidiaries, the "Company"), and ______________________________ (the
"Optionee").

                         W I T N E S S E T H:

	WHEREAS, the Company has established and adopted its 1995 Stock Option Plan (the "Plan"), pursuant to which it may grant options to purchase shares of its common stock, $.001 par value per share (the "Common Stock") to its employees;

	WHEREAS, Optionee is an employee of the Company and has been granted options to purchase shares of Common Stock; and

	WHEREAS, Optionee and the Company desire to establish the terms and conditions of such options in this Agreement;

	NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

	1.	Grant of Option.  Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee an Incentive
Stock Option (sometimes hereinafter referred to as "Option") to purchase
_________ shares (the "Option Shares") during the specified term of this Option, at a price equal to ________________________________________ Dollars
($________) per share, which price is equal to the current market value per share. This Option is granted pursuant to the terms and conditions of the Plan, all of which terms and conditions are hereby incorporated by reference into this Agreement.

	2.	Specified Term; Time of Exercise.  This Option shall vest and shall be exercisable, subject to the provisions of Section 7 hereof, during the period commencing on ________________________ and ending on _____________________. While exercisable, Optionee may exercise all or any portion of this Option.

	3.	Transferability of Option.  This Option shall not be transferable by the Optionee other than at death, and this Option is exercisable during the Optionee's lifetime only by the Optionee.

	4.	Termination of Employment.  If Optionee ceases to be employed by the Company ( or any of its subsidiaries) for any reason, other than death or permanent and total disability, then all rights with respect to any then exercisable Option Shares shall terminate after the expiration of a period of ninety (90) days from the date of termination. If Optionee's employment is terminated as a result of death or "permanent and total disability" (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then all Option Shares which would have otherwise vested and become exercisable in the one (1) year period following such event shall continue to so vest and become exercisable as so scheduled and, together with any previously exercisable Option Shares, shall be exercisable for the lesser of:
 (i) the remaining term of the Option or (ii) one (1) year from the date of termination of Optionee's employment as a result of death or "permanent and total disability".

	5.	Adjustment in the Event of Change in Capital Structure,
Reorganization, Anti-Dilution or Accounting Changes. In the event of a change in the corporate structure or shares of the Company, subject to any required action by the shareholders, the Company shall make such equitable adjustments with respect to dilution or accretion as it may deem appropriate in the number, kind and in the exercise price of the unexercised Option Shares granted by this Agreement. For purposes of this section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse split, consolidation, rights offering, stock dividend, reorganization or liquidation.
 This Agreement shall not in any way affect the right of the Company to make changes in its capital structure including, without limitation, the issuance of any additional shares of any class of its capital stock, or to merge or dissolve, liquidate or sell all or any part of its business or assets. In no event shall Optionee be entitled to any adjustments as a result of the issuance of any additional shares of any class of the Company's capital stock where the consideration received by the Company is equal to or greater than the fair market value of such shares, as reasonably determined by the Board of Directors of the Company.

	6.	Privilege of Stock Ownership.  Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until the Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to Optionee, and Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting and other ownership rights with respect to such shares.

	7.	Manner of Exercising Option.

		A.	This Option may be exercised only as to whole shares and
only by written notice signed by Optionee (or in the case of exercise after Optionee's death or disability, by Optionee's legal representative, executor, administrator, heir or legatee, as the case may be) and mailed or delivered to the President or Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Option is being exercised; (ii) be accompanied by payment in full in cash;
(iii) if the shares of Common Stock issuable upon exercise of the Option are not then covered by a current registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act"), include a statement to the effect that Optionee, or other person exercising the Option, is purchasing the Option Shares for investment and not with a view to, or for sale in, any distribution thereof; and (iv) if the Option is being exercised by a person or persons other than Optionee, be accompanied by proof satisfactory to the Company and its counsel, that such person or persons have the right to exercise the Option. Prior to the issuance of the Option Shares hereunder, Optionee shall execute and deliver to the Company such other representations in writing as may be reasonable requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

		B.	This Option shall be deemed to have been exercised with
respect to the Option Shares specified in said notice at the time of receipt by the Company of: (i) the notice specified in Section 7(A) hereof; (ii) any representations reasonable required by the Company pursuant to Section 7(A) hereof; and (iii) the payment required in Section 7(A) hereof.

		C.	Unless the shares of Common Stock issuable upon exercise of
the Option are covered by a then current registration statement of the Company under the Securities Act, the certificates representing the Option Shares issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
	REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
	OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN

	ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANS-FERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

	8.	Securities Law Requirements.

		A. 	No Option granted hereunder shall be exercisable, in whole
or in part, and the Company shall not be obligated to sell any Option Shares if such exercise and sale would, in the opinion of counsel for the Company, violate the applicable requirements of Federal or state securities laws. Each Option shall be subject to the further requirement that, if at any time the Company shall determine in its discretion that the listing or qualification of the Option Shares under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

		B.	If any law or regulation of any state or Federal commission
or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements.

	9.	Employment.  Nothing contained in this Agreement shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Company or any subsidiary of the Company to terminate such employment at any time, with or without cause.

	10.	Amendments.  The provision of this Agreement may not be amended, supplemented, waived or changed orally, except by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

	11.	Assignments.  This Agreement may no be assigned by the Optionee.

	12.	Further Assistance.  The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

	13. 	Binding Effect.  All of the terms and provisions of this
Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

	14.	Governing Law.  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

	15.	Entire Agreement.  This Agreement represents the entire
understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                               ABLE TELCOM HOLDING CORP.



                               By:
                               _______________________________________
                               Its:   President

                               OPTIONEE


                               __________________________________________

                             EXHIBIT 4.2b

             DIRECTORS NONQUALIFIED STOCK OPTION AGREEMENT

	THIS AGREEMENT, made as of the _____day of _________, 1995 by and between Able Telcom Holding Corp., a Florida corporation (together with its subsidiaries, the "Company"), and _____________________________ (the
"Optionee").

                       W I T N E S S E T H:

WHEREAS, the Company has established and adopted its 1995 Stock Option
Plan (the "Plan"), pursuant to which it may grant options to purchase shares of its common stock, $.001 par value per share (the "Common Stock"), to its employees;

	WHEREAS, Optionee is a director of the Company and has been granted options to purchase share of Common Stock; and

	WHEREAS, Optionee and the Company desire to establish the terms and conditions of such options in this Agreement;

	NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Grant of Option.  Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee a Nonqualified Stock Option (sometimes hereinafter referred to as "Option") to purchase_________________ (________) shares (the "Option Shares") during the specified term of this Option, at a price equal to _________________ ($_______) per share, which price is equal to the current market value per share. This Option is granted pursuant to the terms and conditions of the Plan, all of which terms and conditions are hereby incorporated by reference into this Agreement.

2.	Specified Term;  Time of Exercise.  This Option shall vest and shall be exercisable, subject to the provisions of Section 7 hereof, during the period commencing on ___________, _____ and ending on ____________, ________. While exercisable, Optionee may exercise all or any portion of this Option.

3.	Transferability of Option.  This Option shall not be transferable by the Optionee other than at death, and this Option is exercisable during the Optionee's lifetime only by the Optionee.

4.	Termination of Service.  If Optionee ceases to serve as a director of the Company for any reason, then all rights with respect to any then exercisable Option Shares shall terminate after the expiration of a period of ninety (90) days from the date of termination.

5.	Adjustment in the Event of Change in Capital Structure,
Reorganization, Anti-Dilution or Accounting Changes. In the event of a change in the corporate structure or shares of the Company, subject to any required action by the shareholders, the Company shall make such equitable adjustments with respect to dilution or accretion as it may deem appropriate in the number, kind and in the exercise price of the unexercised Option Shares granted by this Agreement. For purposes of this section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse split, consolidation, rights offering, stock dividend, reorganization or liquidation. This Agreement shall not in any way affect the right of the Company to make changes in its capital structure including, without limitation, the issuance of any additional shares of any class of its capital stock, or to merge or dissolve, liquidate or sell all or any part of its business or assets. In no event shall Optionee be entitled to any adjustments as a result of the issuance of any additional shares of any class of the Company's capital stock where the consideration received by the Company is equal to or greater than the fair market value of such shares, as reasonably determined by the Board of Directors of the Company.

6.	Privilege of Stock Ownership.  Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until the Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to Optionee, and Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting and other ownership rights with respect to such shares.

7.	Manner of Exercising Option.

		A.	This Option may be exercised only as to whole shares and
only by written notice signed by Optionee (or in the case of exercise after Optionee's death or disability, by Optionee's legal representative, executor, administrator, heir or legatee, as the case may be) and mailed or delivered to the President or Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Option is being exercised; (ii) be accompanied by payment in full in cash;
(iii) if the shares of Common Stock issuable upon exercise of the Option are not then covered by a current registration statement of the Company on file with the Securities and Exchange Commission ("Commission"), include a statement to the effect that Optionee, or other person exercising the Option, is purchasing the Option Shares for investment and not with a view to, or for sale in, any distribution thereof; any (iv) if the Option is being exercised by a person or persons other than Optionee, be accompanied by proof satisfactory to the Company and its counsel, that such person or persons have the right to exercise the Option. Prior to the issuance of the Option Shares hereunder, Optionee shall execute and deliver to the Company such other representations in writing as may be reasonably requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

B.	This Option shall be deemed to have been exercised with respect to the Option Shares specified in said notice at the time of receipt by the Company of: (i) the notice specified in Section 7(A) hereof; (ii) any representations reasonably required by the Company pursuant to Section 7(A) hereof; and (iii) the payment required in Section 7(A) hereof.

	C.	Unless the shares of Common Stock issuable upon exercise of the
Option are covered by a then current registration statement of the Company on file with the Commission, the certificates representing the Option Shares issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

	8.	Securities Law Requirements.

		A.	No Option granted hereunder shall be exercisable, in whole
or in part, and the Company shall not be obligated to sell any Option Shares if such exercise and sale would, in the opinion of counsel for the Company, violate the applicable requirements of Federal or state securities laws. Each Option shall be subject to the further requirement that, if at any time the Company shall determine in its discretion that the listing or qualification of the Option Shares under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

		B.	If any law or regulation of any state or Federal commission
or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered, the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements.

	9.	Amendments.  The provisions of this Agreement may not be amended, supplemented, waived or changed orally, except by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

	10.	Assignments.  This Agreement may not be assigned by the Optionee.

	11.	Further Assurances.  The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

	12.	Binding Effect.  All of the terms and provisions of this
Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

	13.	Governing Law.  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

	14.	Entire Agreement.  This Agreement represents the entire
understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WITNESSES:						                  ABLE TELCOM HOLDING CORP.

______________________________	  	By:_______________________________________
						     Its: President
_______________________________
                                		OPTIONEE
_______________________________		    _______________________________________
_______________________________

                                Exhibit 4.3

                               STOCK OPTION


THIS AGREEMENT dated below is entered into between Able Telcom Holding
Corp., a Florida corporation ("Company") and William J. Mercurio ("Optionee") pursuant to the terms and conditions of Optionees employment agreement dated June 30, 1995 ("the Employment Agreement"), all of which terms and conditions are hereby incorporated by reference into this agreement.

	WHEREAS the Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to Optionee for good, sufficient and adequate consideration as further specified in the resolution of the Board of Directors adopted this date.

	NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties to it agree as follows:

	1.	GRANT OF OPTION.  The Company hereby grants to Optionee the right and option to purchase from it, on the terms and conditions following, an aggregate of 100,000 shares of the authorized, issued, and outstanding Common Stock, $.001 par value, of the Company ("Stock"). The purchase price shall be four dollars and eighty-three cents ($4.83) per share, (i.e., ninety percent (90%) of the market price on June 30, 1995.)

	2.	METHOD OF EXERCISE.  The Option shall vest and be exercised during the period commencing on June 30, 1995 as follows: fifty percent (50%) at the end of year one, twenty five percent (25%) at the end of year two and twenty five percent (25%) at the end of year three. The option granted under this Agreement shall be exercisable by the payment in cash to the Company of the entire purchase price of the stock and appropriate income taxes which the Optionee elects to purchase.

	3.	TERMINATION OF OPTION.  The option and all rights granted by this
Agreement, to the extent those rights have not been exercised, will be in effect for a ten year period from the date of the Employment Agreement.

	4.	REGISTRATION OF OPTION.  The option and the common shares to which
Optionee is entitled by virtue thereof shall be registered by the Company in connection with the filing of a Form S-8 registration statement, the timing of which shall be determined by Optionee.

	5.	INVESTMENT REPRESENTATION.  By accepting this option, the Optionee acknowledges for himself, his heirs, and legates that any and all shares purchased under this Agreement shall be acquired for investment and not for distribution, and upon the transfer of any or all of the shares subject to the option granted hereunder, the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith, for investment purposes and not for public distribution. Optionee agrees that an appropriate restrictive legend may be placed upon any stock certificate issued pursuant hereto.

	6.	RECLASSIFICATION, CONSOLIDATION, OR MERGER.  In the event of any change in stock of the Company, subject to the option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the corporate structure, appropriate adjustment shall be made by the Company in number of shares subject to such option and the price per share.

	7.	RIGHT OF SHAREHOLDER.  Neither the Optionee nor his executors administrators, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

	8.	BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

		IN WITNESS WHEREOF the Company has caused these presents to be executed in its behalf by its Chairman, to be sealed by its corporate seal, and attested by its Secretary, and the Optionee has hereunto set his hand this 30th day of June, 1995, which is the time of the granting of the option hereunder.

                               						Able Telcom Holding Corp.,
Corporate Seal				                  	a Florida corporation

Attest						                         By:/s/ Clark Barlow
                                        -----------------------
                                  						Clark Barlow
                                  						Chairman of the Board
/s/ Daniel L. Osborne
- ---------------------
Daniel L. Osborne
Secretary 					                      OPTIONEE:


                               						/s/ William J. Mercurio
                                     ------------------------
                                     William J. Mercurio

                           Exhibit 4.4

                          STOCK OPTION

	THIS AGREEMENT dated below is entered into between Able Telcom Holding Corp., a Florida corporation ("Company") and Daniel L. Osborne ("Optionee").

	WHEREAS the Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to Optionee for good, sufficient and adequate consideration as further specified in the resolution of the Board of Directors adopted this date.

	NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties to it agree as follows:

	1.	GRANT OF OPTION.  The Company hereby grants to Optionee the right and option to purchase form it, on the terms and conditions following, all or any part of an aggregate of 100,000 shares of the authorized, issued, and outstanding Common Stock, $.001 par value, of the Company ("Stock"). The purchase price shall be fifty cents($.50) per share.

	2.	METHOD OF EXERCISE.  The Optionee may elect to exercise the option in whole or in part, on 7 days written notice to the Company, at any time and from time to time during the term of the option. The option granted under this Agreement shall be exercisable by the payment in cash to the Company of the entire purchase price of the stock which the Optionee elects to purchase.

	3.	TERMINATION OF OPTION.  The option and all rights granted by this
Agreement, to the extent those rights have not been exercised, will be in effect for so long as Optionee is employed by Company and for a period of ninety (90) days thereafter.

	4.	REGISTRATION OF OPTION.  The option and the common shares to which
Optionee is entitled by virtue thereof shall be registered by the Company in conjunction with the Company's Form S-1 registration statement which management of the Company anticipates will be filed with the Securities and Exchange Commission in late June 1993.

	5.	INVESTMENT REPRESENTATION.  By accepting this option, the Optionee acknowledges for himself, his heirs, and legates that any and all shares purchased under this Agreement shall be acquired for investment and not for distribution, and upon the transfer of any or all of the shares subject to the option granted hereunder, the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith, for investment purposes and not for public distribution. Optionee agrees that an appropriate restrictive legend may be placed upon any stock certificate issued pursuant hereto.

	6.	RECLASSIFICATION, CONSOLIDATION, OR MERGER.  In the event of any change in stock of the Company, subject to the option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the corporate structure, appropriate adjustment shall be made by the Company in number of shares subject to such option and the price per share.

	7.	RIGHT OF SHAREHOLDER.  Neither the Optionee nor his executors administrators, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

	8.	BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

		IN WITNESS WHEREOF the Company has caused these presents to be executed in its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary, and the Optionee has hereunto set his hand this 14th day of January, 1993, which is the time of the granting of the option hereunder.

                               							Able Telcom Holding Corp.,
Corporate Seal						                  a Florida corporation

Attest							                         By:/s/   Billy B. Caudill
                                         -------------------------
                               							Billy B. Caudill, President


/s/ Gideon Taylor
- -----------------------
Gideon Taylor,
Chairman of the Board					            OPTIONEE:


                               							/s/ Daniel L. Osborne
                                      ----------------------------
                               							Daniel L. Osborne

                              Exhibit 4.5

                             STOCK OPTION



THIS AGREEMENT dated below is entered into between Able Telcom Holding Corp., a Florida corporation ("Company") and Frazier L. Gaines ("Optionee").

	WHEREAS the Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to Optionee for good, sufficient and adequate consideration as further specified in the resolution of the Board of Directors adopted this date.

	NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties to it agree as follows:

	1.	GRANT OF OPTION.  The Company hereby grants to Optionee the right and option to purchase form it, on the terms and conditions following, all or any part of an aggregate of 260,000 shares of the authorized, issued, and outstanding Common Stock, $.001 par value, of the Company ("Stock"). The purchase price shall be five cents($.05) per share.

	2.	METHOD OF EXERCISE.  The Optionee may elect to exercise the option in whole or in part, on 7 days written notice to the Company, at any time and from time to time during the term of the option. The option granted under this Agreement shall be exercisable by the payment in cash to the Company of the entire purchase price of the stock which the Optionee elects to purchase.

	3.	TERMINATION OF OPTION.  The option and all rights granted by this
Agreement, to the extent those rights have not been exercised, will be in effect for so long as Optionee is employed by Company and for a five year period from the date of this option.

	4.	REGISTRATION OF OPTION.  The option and the common shares to which
Optionee is entitled by virtue thereof shall be registered by the Company in conjunction with the Company's Form S-1 registration statement which management of the Company anticipates will be filed with the Securities and Exchange Commission in late June 1993.

	5.	INVESTMENT REPRESENTATION.  By accepting this option, the Optionee acknowledges for himself, his heirs, and legates that any and all shares purchased under this Agreement shall be acquired for investment and not for distribution, and upon the transfer of any or all of the shares subject to the option granted hereunder, the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith, for investment purposes and not for public distribution. Optionee agrees that an appropriate restrictive legend may be placed upon any stock certificate issued pursuant hereto.

	6.	RECLASSIFICATION, CONSOLIDATION, OR MERGER.  In the event of any change in stock of the Company, subject to the option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the corporate structure, appropriate adjustment shall be made by the Company in number of shares subject to such option and the price per share.

	7.	RIGHT OF SHAREHOLDER.  Neither the Optionee nor his executors administrators, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

	8.	BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

	IN WITNESS WHEREOF the Company has caused these presents to be executed in its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary, and the Optionee has hereunto set his hand this 14th day of September, 1992, which is the time of the granting of the option hereunder.

                                 							Able Telcom Holding Corp.,
Corporate Seal		                    				a Florida corporation

Attest			                           				By:/s/ Billy B. Caudill
                                           ----------------------------
                                    							Billy B. Caudill, President


/s/ Gideon Taylor
- -------------------------
Gideon Taylor,
Chairman of the Board					              OPTIONEE:


                                							/s/ Frazier L. Gaines
                                       --------------------------------
                                							Frazier L. Gaines

                             Exhibit 4.6

                            STOCK OPTION


	THIS AGREEMENT, made as of the 30th day of June, 1996, by and between Able Telcom Holding Corp., a Florida corporation (together with its subsidiaries, the "Company"), and Gaston Moons, (the "Optionee").

                        W I T N E S S E T H:

	WHEREAS, the Board of Directors of the company has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to Optionee for good, sufficient and adequate consideration.

	WHEREAS, Optionee is an employee of the Company and has been granted options to purchase shares of Common Stock;

	WHEREAS, Optionee and the Company desire to establish the terms and conditions of such options in this Agreement;

	NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Grant of Option.  Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee the right and option to purchase 40,000 shares during the specified term of this Option, at a price equal to Six and 44/100 Dollars ($6.44) per share, which price is equal to the current market value per share.

2.	Specified Term; Time of Exercise.  This Option shall vest and shall be exercisable immediately upon grant.

3.	Transferability of Option.  This Option shall not be transferable by the Optionee other than at death, and this Option is exercisable during the Optionee's lifetime only by the Optionee.

4.	Termination of Employment.  If Optionee ceases to be employed by the Company (or any of its subsidiaries) for any reason, other than death or permanent and total disability, then all rights with respect to any then exercisable Option shares shall terminate after the expiration of a period of ninety (90) days from the date of termination. If Optionee's employment is terminated as a result of death or "permanent and total disability" (as defined in Section 22(e)(3) of the Internal Code of 1986, as amended), then all Option Shares which would have otherwise vested and become exercisable one (1) year from the date of termination of Optionee's employment as a result of death or "permanent and total disability".

5.	Adjustment in the Event of Change in Capital Structure,
Reorganization, Anti-Dilution or Accounting Changes. In the event of a change in the corporate structure or shares of the Company, subject to any required action by the shareholders, the Company shall make such equitable adjustments with respect to dilution or accretion as it may deem appropriate in the number, kind and in the exercise price of the unexercised Option Shares granted by this Agreement. For purposes of this section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse split, consolidation, rights offering , stock dividend, reorganization or liquidation. This Agreement shall not in any way affect the right of the Company to make changes in its capital structure including, without limitation, the issuance of any additional shares of any class of its capital stock, or to merge or dissolve, liquidate or sell all or any part of its business or assets. In the event shall Optionee be entitled to any adjustments as a result of the issuance of any additional shares of any class of the Company's capital stock where the consideration received by the Company is equal to or greater than the fair market value of such shares, as reasonably determined by the Board of Directors of the Company.

6.	Privilege of Stock Ownership.  Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until the Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to Optionee, and Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting and other ownership rights with respect to such shares.

7.	Manner of Exercising Option.

		a.	This Option may be exercised only as to whole shares and
only by written notice signed by Optionee (or in the case of exercise after Optionee's death or disability, by Optionee's legal representative, executor, administrator, heir or legatee, as the case may be) and mailed or delivered to the President or Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Option is being exercised; (ii) be accompanied by payment in full in cash;
(iii) if the shares of Common Stock issuable upon exercise of the Option are not then covered by a current registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act"), include a statement to the effect that Optionee, or other person exercising the Option, is purchasing the Option Shares for investment and not with a view to, or for sale in, any distribution thereof; and (iv) if the Option is being exercised by a person or persons have the right to exercise the Option. Prior to the issuance of the Option Shares hereunder, Optionee shall execute and deliver to the Company such other representations in writing as may be reasonably requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

		b.	This Option shall be deemed to have been exercised with
respect to the Option Shares specified in said notice at the time of receipt by the Company of: (i) the notice specified in Section 7(A) hereof; (ii) any representation reasonably required by the Company pursuant to Section 7(A) hereof; and (iii) the payment required in Section 7(A) hereof.

		c.	Unless the shares of Common Stock issuable upon exercise of
the Option are covered by a then current registration statement of the Company under the Securities Act, the certificates representing the Option Shares issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

	8.	Securities Law Requirement

		a.	No Option granted hereunder shall be exercisable, in whole
or in part, and the Company shall not be obligated to sell any Option Shares if such exercise and sale would, in the opinion of counsel for the Company, violate the applicable requirements of Federal or state securities laws. Each Opinion shall be subject to the further requirements that, if at any time the Company shall determine in its discretion that the listing or qualification of the Option Shares under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

		b.	If any law or regulation of any state or Federal commission
or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered the certificate for the
Option Shares shall be postponed until full compliance shall have been made with all such requirements.

	9.	Employment.  Nothing contained in this Agreement shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Company or any subsidiary of the Company to terminate such employment at any time, with or without cause.

	10.	Amendments.  The provisions of this Agreement may not be amended, supplemented, waived or changed orally, except by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

	11.	Assignments.  This Agreement may not be assigned by the Optionee.

	12.	Further Assurance.  The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

	13.	Binding Effect.  All of the terms and provisions of this
Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

	14.	Governing Law.  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

	15.	Entire Agreement.  This Agreement represents the entire
understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                     ABLE TELCOM HOLDING CORP.
                                     By:  /s/ William J. Mercurio
                                          --------------------------------
                            							       Its: President

                                     OPTIONEE

                                     /s/Gaston Moons
                                     _____________________________________
                              							Gaston Moons

                           EXHIBIT 4.7


                 	ABLE TELCOM HOLDING CORPORATION

	                    SUBSCRIPTION AGREEMENT
                     ----------------------

	ABLE TELCOM HOLDING CORPORATION, a Florida corporation (the "Corporation"), and Billy B. Caudill (the "Investor"), hereby agree as follows:


	1.	Sale and Purchase of Shares.

		(a) Subject to the prior approval of the Corporation's Board of Directors, the Corporation agrees to issue to the Investor, and the Investor agrees to purchase from the Corporation, Five Thousand (5,000) shares (the "Shares") of the Corporation's common stock, $.001 par value per share (the "Common Stock"), on the terms and conditions set forth in this Subscription Agreement (the "Agreement").

		(b)	It is understood that all pertinent documents, records and
books and other information pertaining to this investment have been made available for inspection by the Investor and his attorney and/or accountant and that the books and records of the Corporation will be available, upon reasonable notice, for inspection by the Investor during reasonable business hours at the office of the Corporation at 1601 Forum Place, West Palm Beach, Florida 33401.

	2.	Closing for the Shares.

		(a) The aggregate purchase price for the Shares shall be Five Dollars (U.S. $5.00) (the "Purchase Price"), which shall be paid to the Corporation by the Investor in the form of a certified or cashier's check drawn on a United States bank payable to "ABLE TELCOM HOLDING CORPORATION" or by the wire transfer of immediately available funds to a designated account of the Corporation, immediately upon notification to the Investor that this transaction has been approved by the Corporation's Board of Directors.

		(b) As soon as practicable after the receipt of the Purchase Price, the Corporation shall issue and deliver to the Investor a certificate representing the Shares.

	3.	Certain Representations of the Investor.

		The Investor hereby represents and warrants to the Corporation, its officers and directors, the following:

		(a)	The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

		(b)	The Corporation has made available to the Investor, or his
designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Corporation concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Corporation, to the extent that the Corporation or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Corporation has also made available to the Investor for inspection, documents, records, books and other written information about the Corporation, its business and this investment.

		(c)	The Investor understands and represents that:  (i) the
Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the
"1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for the account of the Investor, not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

		(d)	Investor has such knowledge and experience in financial and
business matters that he is capable of evaluating the merits and risks of an investment in the Shares.  The Investor
represents, warrants and covenants that the Investor is an
"Accredited Investor" within the meaning of Rule 501 of the
1933 Act.  In particular, the Investor qualifies as such
pursuant to Subsections (a)(5) and (6) of Rule 501, which
provides that an Accredited Investor shall include:

  			(5)	any natural person whose individual net worth, or joint
net worth with that person's spouse, at the time of his
purchase exceeds $1,000,000; and

  	  		(6)	any natural person who had an individual income in
excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

		(e)	The Investor is aware that an investment in the Shares is
highly speculative and subject to substantial risks.  The
Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the

Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

		(f)	All of the information that the Investor has set forth or
represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Corporation.

		(g)	The Investor agrees that he shall be bound by all of the
terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Corporation and/or the Investor.

		(h)	The Investor is a resident of the State of Florida.

	4.	Restricted Stock and Legend.

		(a)  The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act.
Until the securities offered hereunder become registered with the Securities and
Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

		THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE CORPORATION HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

		(b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Corporation written notice of his or its intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Corporation shall present copies thereof to counsel for the Corporation and to any special counsel designated by the Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Share under the applicable federal or state securities laws, as promptly as practicable, the Corporation shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The Corporation shall not be require to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Corporation may waive the requirement that

Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Corporation may require an investment letter to be executed by the proposed transferee.

	5.	Rescission Right for Florida Residents.

		Notwithstanding Section 1 hereof, the Investor, if a Florida resident, shall have the right at any time within three (3) days after the Investor first tenders the Purchase Price or the date of execution of this Agreement, whichever is later, to notify the Corporation, of the Investor's intent to cancel this Agreement. In such event, this Agreement shall be cancelled and of no further force or effect, and the Corporation shall promptly cause to be refunded to the Investor the Purchase Price paid by Investor for the Shares, without interest or deduction.

	6.	Piggyback Registration Rights.

		(a)	Definitions.  As used in this Section 6, the following terms shall have the following respective meanings:

			(i)	"Commission" means the Securities and Exchange
Commission, or any other Federal agency at the time administering the Securities Act.

			(ii)	"Exchange Act" means the Securities Exchange Act of
1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

			(iii) "Securities Act" means the Securities Act of 1933, as
amended, or any similar Federal statute, and the rules and regulations of the
Commission issued under such Act, as they each may, from time to time, be in effect.

			(iv)  "Registration Statement" means a registration statement filed by the Corporation with the Commission for a public offering and sale of securities of the Corporation (other than any registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or entity).

			(v)	"Registration Expenses" means the expenses described in Section 6(d).

			(vi)	"Registrable Shares" means the shares of Common Stock
and any other shares of Common Stock issued or issuable in respect of such shares (because of stock splits, stock dividends, reclassification, recapitalizations, or similar events, if applicable); provided, however, that the shares of Common Stock which are Registrable Shares shall cease to be
Registrable Shares upon any sale of such shares pursuant to a Registration
Statement, Section 4(1) of the Securities Act, Rule 144 under the Securities
Act or otherwise.

		(b)  Piggyback Registration.

			(i)  Whenever the Corporation proposes to file a Registration
Statement and at any time thereafter and from time to time, it will, prior to such filing, give written notice to Investor of its intention to do so and, upon the written request of Investor given within ten (10) days after the Corporation provides such notice (which request shall state the intended method of disposition of the Registrable Shares), the Corporation shall use its good faith efforts to cause all Registrable Shares which the Corporation has been requested by Investor to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Investor; provided that the Corporation shall have the right to postpone or withdraw any registration effected pursuant to this Section 6(b) without obligation to
Investor.

			(ii)	 In connection with any offering under this Section 6(b)
involving an underwriting, the Corporation shall not be required to include any
Registrable Shares in such underwriting unless Investor accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the sole discretion of the underwriters, jeopardize the success of the offering by the
Corporation.  If in the sole discretion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which the Investor has requested to be included would adversely affect such public offering, then the Corporation shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect.  If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Investor has requested to be included, then, except as described below, the Investor shall participate in the underwriting pro rata based upon its total ownership of
Registrable Shares compared to the total number of shares held by others pursuant to separate agreements with the Corporation for which registration has been requested (or in any other proportion as agreed upon by all holders of the Common Stock entitled to registration) and if Investor would thus be entitled to include more shares than Investor requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares; provided, however, the
Corporation may, in order to close an offering of its securities, grant registration rights to others which are entitled to a preference over the rights granted herein to Investor with respect to inclusion in any underwritten public offering; in which case, the rights granted to the Investor hereunder shall be subordinate thereto and Investor shall not be entitled to pro rata inclusion in any underwritten public offering.

		(c)	Registration Procedures.  If and when the Corporation is
required by the provisions of this Agreement to use its good faith efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Corporation shall:

			(i)  file with the Commission a Registration Statement with
respect to such Registrable Shares and use its good faith efforts to cause that
Registration Statement to become and remain effective;

			(ii)  prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the
Registration Statement as may be necessary to keep the Registration Statement effective for a period of up to 120 days from the effective date;

			(iii)  furnish to Investor such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the

Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Investor; and

			(iv)  use its good faith efforts to register or qualify the
Registrable Shares covered by the Registration Statement under the securities or
Blue Sky laws of such states as the Investor shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the holder; provided, however, that the Corporation shall not be required in connection with this Section 6(c)
to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction nor register or qualify the securities in any state which as a condition to such registration or qualification would impose restrictions or other conditions on the Corporation or any of its officers, directors or shareholders (including with respect to any shares held by such persons or entities) unless such restrictions or other conditions are approved by the party adversely affected.

			If the Corporation has delivered preliminary or final prospectuses to the Investor and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify the Investor and, if requested, the Investor shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide the Investor with revised prospectuses to permit the Investor to resume making offers of the Registrable Shares.

		(d)	Allocation of Expenses.  The Corporation will pay all
Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Investor (other than as a result of materially adverse information concerning the business or financial condition of the Corporation which is made known to the Investor after the date on which such registration was requested), the Investor shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Shares included in such registration compared to the total number of shares of Common Stock held by others pursuant to separate agreements with the Corporation for which registration has been requested. For purposes of this Section 6, the term "Registration Expenses" shall mean all expenses incurred by the Corporation in complying with this
Section 6, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Corporation, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of the Investor's own counsel and accountants, which shall be borne by Investor.

		(e)	Indemnification.  In the event of any registration of any of the Registrable Shares under the Securities Act, pursuant to this Agreement, the
Corporation will indemnify and hold harmless the Investor against any losses, claims, damages or liabilities, joint or several, to which Investor may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such
Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Corporation will reimburse Investor for any legal or any other expenses reasonably incurred by Investor in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Corporation by or on behalf of
Investor, specifically for use in the preparation thereof, or as a result of the failure of Investor, or any agent of Investor, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement.

		In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Investor will indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and Investor will reimburse the Corporation, each of its directors and officers, each underwriter and each controlling person, severally and not jointly, for any legal or other expenses reasonable incurred by the Corporation, each director and officer, each underwriter and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by or on behalf of Investor, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

		Each party entitled to indemnification under this Section 6(e) (the
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.  The Indemnified Party may participate in such defense at such party's expense.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified
Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

		(f)  Information by Investor.	Investor shall promptly furnish to
the Corporation such information regarding Investor and the distribution proposed by Investor as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

		(g) "Stand-Off" Agreement. Investor, if requested by the Corporation and/or an underwriter of Common Stock or other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by Investor for a specified period of time (not to exceed 180 days) before or after the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

	7.	No Assignment.

		This Agreement is neither transferable nor assignable by the Investor, without the prior written consent of the Corporation.

	8.	General.

		This Agreement shall: (i) be binding upon the Investor and the Corporation and their respective representatives, successors, and permitted assigns; (ii) be governed, construed and enforced in accordance with the internal laws of the State of Florida; and (iii) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 6th day of December, 1995.



                               						"CORPORATION"

                               						ABLE TELCOM HOLDING CORPORATION
                               						a Florida corporation

                               						By:/s/William J. Mercurio
                                        -----------------------------
                               						   William J. Mercurio
                                        Its:  President

                               						"INVESTOR"
                         				         /s/Billy B. Caudill
                                      -------------------------------
                                						Billy B. Caudill

                            EXHIBIT 4.8


               	ABLE TELCOM HOLDING CORPORATION

	                    SUBSCRIPTION AGREEMENT


	ABLE TELCOM HOLDING CORPORATION, a Florida corporation (the "Corporation"), and Frazier L. Gaines (the "Investor"), hereby agree as follows:


	1.	Sale and Purchase of Shares.

		(a) Subject to the prior approval of the Corporation's Board of Directors, the Corporation agrees to issue to the Investor, and the Investor agrees to purchase from the Corporation, Five Thousand (5,000) shares (the "Shares") of the Corporation's common stock, $.001 par value per share (the "Common Stock"), on the terms and conditions set forth in this Subscription Agreement (the "Agreement").

		(b)	It is understood that all pertinent documents, records and
books and other information pertaining to this investment have been made available for inspection by the Investor and his attorney and/or accountant and that the books and records of the Corporation will be available, upon reasonable notice, for inspection by the Investor during reasonable business hours at the office of the Corporation at 1601 Forum Place, West Palm Beach, Florida 33401.

	2.	Closing for the Shares.

		(a) The aggregate purchase price for the Shares shall be Five Dollars (U.S. $5.00) (the "Purchase Price"), which shall be paid to the Corporation by the Investor in the form of a certified or cashier's check drawn on a United States bank payable to "ABLE TELCOM HOLDING CORPORATION" or by the wire transfer of immediately available funds to a designated account of the Corporation, immediately upon notification to the Investor that this transaction has been approved by the Corporation's Board of Directors.

		(b) As soon as practicable after the receipt of the Purchase Price, the Corporation shall issue and deliver to the Investor a certificate representing the Shares.

	3.	Certain Representations of the Investor.

		The Investor hereby represents and warrants to the Corporation, its officers and directors, the following:

		(a)	The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

		(b)	The Corporation has made available to the Investor, or his
designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Corporation concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Corporation, to the extent that the Corporation or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Corporation has also made available to the Investor for inspection, documents, records, books and other written information about the Corporation, its business and this investment.

		(c)	The Investor understands and represents that:  (i) the
Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the
"1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for the account of the Investor, not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

		(d)	Investor has such knowledge and experience in financial and
business matters that he is capable of evaluating the merits and risks of an investment in the Shares.  The Investor
represents, warrants and covenants that the Investor is an
"Accredited Investor" within the meaning of Rule 501 of the
1933 Act.  In particular, the Investor qualifies as such
pursuant to Subsections (a)(5) and (6) of Rule 501, which
provides that an Accredited Investor shall include:

  			  (5)	any natural person whose individual net worth, or joint
net worth with that person's spouse, at the time of his
purchase exceeds $1,000,000; and

  	  		(6)	any natural person who had an individual income in
excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

		(e)	The Investor is aware that an investment in the Shares is
highly speculative and subject to substantial risks.  The
Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the

Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

		(f)	All of the information that the Investor has set forth or
represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Corporation.

		(g)	The Investor agrees that he shall be bound by all of the
terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Corporation and/or the Investor.

		(h)	The Investor is a resident of the State of Florida.

	4.	Restricted Stock and Legend.

		(a)  The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act.
Until the securities offered hereunder become registered with the Securities and
Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

		THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE CORPORATION HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

		(b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Corporation written notice of his or its intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Corporation shall present copies thereof to counsel for the Corporation and to any special counsel designated by the Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Corporation shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The Corporation shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Corporation may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Corporation may require an investment letter to be executed by the proposed transferee.

	5.	Rescission Right for Florida Residents.

		Notwithstanding Section 1 hereof, the Investor, if a Florida resident, shall have the right at any time within three (3) days after the Investor first tenders the Purchase Price or the date of execution of this Agreement, whichever is later, to notify the Corporation, of the Investor's intent to cancel this Agreement. In such event, this Agreement shall be canceled and of no further force or effect, and the Corporation shall promptly cause to be refunded to the Investor the Purchase Price paid by Investor for the Shares, without interest or deduction.

	6.	Piggyback Registration Rights.

		(a)	Definitions.  As used in this Section 6, the following terms shall have the following respective meanings:

			(i)	"Commission" means the Securities and Exchange
Commission, or any other Federal agency at the time administering the Securities Act.

			(ii)	"Exchange Act" means the Securities Exchange Act of
1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

			(iii) "Securities Act" means the Securities Act of 1933, as
amended, or any similar Federal statute, and the rules and regulations of the
Commission issued under such Act, as they each may, from time to time, be in effect.

			(iv)  "Registration Statement" means a registration statement filed by the Corporation with the Commission for a public offering and sale of securities of the Corporation (other than any registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or entity).

			(v)	"Registration Expenses" means the expenses described in
Section 6(d).

			(vi)	"Registrable Shares" means the shares of Common Stock
and any other shares of Common Stock issued or issuable in respect of such shares (because of stock splits, stock dividends, reclassification, recapitalizations, or similar events, if applicable); provided, however, that the shares of Common Stock which are Registrable Shares shall cease to be
Registrable Shares upon any sale of such shares pursuant to a Registration
Statement, Section 4(1) of the Securities Act, Rule 144 under the Securities Act or otherwise.

		(b)  Piggyback Registration.

			(i)  Whenever the Corporation proposes to file a Registration
Statement and at any time thereafter and from time to time, it will, prior to such filing, give written notice to Investor of its intention to do so and, upon the written request of Investor given within ten (10) days after the Corporation provides such notice (which request shall state the intended method of disposition of the Registrable Shares), the Corporation shall use its good faith efforts to cause all Registrable Shares which the Corporation has been requested by Investor to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Investor; provided that the Corporation shall have the right to postpone or withdraw any registration effected pursuant to this Section 6(b) without obligation to
Investor.

			(ii)	 In connection with any offering under this Section 6(b)
involving an underwriting, the Corporation shall not be required to include any
Registrable Shares in such underwriting unless Investor accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the sole discretion of the underwriters, jeopardize the success of the offering by the
Corporation.  If in the sole discretion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which the Investor has requested to be included would adversely affect such public offering, then the Corporation shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect.  If the number of
Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Investor has requested to be included, then, except as described below, the Investor shall participate in the underwriting pro rata based upon its total ownership of
Registrable Shares compared to the total number of shares held by others pursuant to separate agreements with the Corporation for which registration has been requested (or in any other proportion as agreed upon by all holders of the Common Stock entitled to registration) and if Investor would thus be entitled to include more shares than Investor requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares; provided, however, the Corporation may, in order to close an offering of its securities, grant registration rights to others which are entitled to a preference over the rights granted herein to Investor with respect to inclusion in any underwritten public offering; in which case, the rights granted to the Investor hereunder shall be subordinate thereto and Investor shall not be entitled to pro rata inclusion in any underwritten public offering.

		(c)	Registration Procedures.  If and when the Corporation is
required by the provisions of this Agreement to use its good faith efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Corporation shall:

			(i)  file with the Commission a Registration Statement with
respect to such Registrable Shares and use its good faith efforts to cause that
Registration Statement to become and remain effective;

			(ii)  prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the
Registration Statement as may be necessary to keep the Registration Statement effective for a period of up to 120 days from the effective date;

			(iii)  furnish to Investor such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the

Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Investor; and

			(iv)  use its good faith efforts to register or qualify the
Registrable Shares covered by the Registration Statement under the securities or
Blue Sky laws of such states as the Investor shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the holder; provided, however, that the Corporation shall not be required in connection with this Section 6(c)
to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction nor register or qualify the securities in any state which as a condition to such registration or qualification would impose restrictions or other conditions on the Corporation or any of its officers, directors or shareholders (including with respect to any shares held by such persons or entities) unless such restrictions or other conditions are approved by the party adversely affected.

			If the Corporation has delivered preliminary or final prospectuses to the
Investor and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify the Investor and, if requested, the Investor shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation.
The Corporation shall promptly provide the Investor with revised prospectuses to permit the Investor to resume making offers of the Registrable Shares.

		(d)	Allocation of Expenses.  The Corporation will pay all Registration
Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Investor (other than as a result of materially adverse information concerning the business or financial condition of the Corporation which is made known to the Investor after the date on which such registration was requested), the Investor shall pay the
Registration Expenses of such registration pro rata in accordance with the number of its Registrable Shares included in such registration compared to the total number of shares of Common Stock held by others pursuant to separate agreements with the Corporation for which registration has been requested.  For purposes of this Section 6, the term "Registration Expenses" shall mean all expenses incurred by the Corporation in complying with this Section 6, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Corporation, state
Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of the Investor's own counsel and accountants, which shall be borne by
Investor.

		(e)	Indemnification.  In the event of any registration of any of the Registrable Shares under the Securities Act, pursuant to this Agreement, the
Corporation will indemnify and hold harmless the Investor against any losses, claims, damages or liabilities, joint or several, to which Investor may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such
Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Corporation will reimburse Investor for any legal or any other expenses reasonably incurred by Investor in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Corporation by or on behalf of
Investor, specifically for use in the preparation thereof, or as a result of the failure of Investor, or any agent of Investor, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement.

		In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Investor will indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and Investor will reimburse the Corporation, each of its directors and officers, each underwriter and each controlling person, severally and not jointly, for any legal or other expenses reasonable incurred by the Corporation, each director and officer, each underwriter and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by or on behalf of Investor, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

		Each party entitled to indemnification under this Section 6(e) (the
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.  The Indemnified Party may participate in such defense at such party's expense.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified
Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

		(f)  Information by Investor.	Investor shall promptly furnish to
the Corporation such information regarding Investor and the distribution proposed by Investor as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

		(g) "Stand-Off" Agreement. Investor, if requested by the Corporation and/or an underwriter of Common Stock or other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by Investor for a specified period of time (not to exceed 180 days) before or after the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

	7.	No Assignment.

		This Agreement is neither transferable nor assignable by the Investor, without the prior written consent of the Corporation.

	8.	General.

		This Agreement shall: (i) be binding upon the Investor and the Corporation and their respective representatives, successors, and permitted assigns; (ii) be governed, construed and enforced in accordance with the internal laws of the State of Florida; and (iii) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument


	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 6th day of December, 1995.

                                   		"CORPORATION"
                               						ABLE TELCOM HOLDING CORPORATION
                               						a Florida corporation
                               						By: /s/William J. Mercurio
                                        ----------------------------
                               						   William J. Mercurio
                                        Its:  President

                                  			"INVESTOR"
                       					         /s/Frazier L. Gaines
                                     -------------------------------
                               						Frazier L. Gaines

                             EXHIBIT 5.1



May 17, 1996


Able Telcom Holding Corp.
1601 Forum Place, Suite 1110
West Palm Beach, Florida  33401

Dear Sirs:

	We are acting as counsel to Able Telcom Holding Corp., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, relating to the registration of 1,060,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company. The Shares have been issued by the Company pursuant to written compensation agreements (the "Agreements"), and the Shares issued thereunder (the "Compensation Shares") or are to be issued by the Company upon the exercise of certain stock options (the "Options"), and the Shares issued upon the exercise thereof (the "Option Shares") granted and to be granted to certain employees or directors of the Company pursuant to the Company's 1995 Stock Option Plan or pursuant to separate stock option agreements with such individuals (collectively, the "Plans").

	As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Agreements and the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

	Based on and subject to the foregoing, we are of the opinion that:

	The Compensation Shares are duly authorized, validly issued, fully paid and non-assessable.

	The Option Shares are duly authorized and, upon issuance in connection with the exercise of the Options in accordance with the terms of the Plans against payment of the exercise price therefor (as applicalbe), will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

	We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

			Very truly yours,

	  /s/Holland & Knight
   -------------------
			Holland & Knight

May 17, 1996

                             	EXHIBIT 20.1

              Consent of Independent Certified Public Accountants



We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the 1995 Stock Option Plan of Able Telcom Holding Corp. and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the consolidated financial statements and schedule of Able Telcom Holding Corp. included in its Annual Report (Form 10-K) for the year ended October 31, 1995 filed with the Securities and Exchange Commission.


 							/s/Ernst & Young LLP
        --------------------
								Ernst & Young LLP

West Palm Beach, Florida
May 15, 1996

                                 EXHIBIT 20.3


                        INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Able Telcom Holding Corp.




We consent to the use of our report incorporated by reference herein.



  /s/KPMG Peat Marwick LLP
  ------------------------
		KPMG Peat Marwick LLP

Tampa, Florida
May 9, 1995

                                  EXHIBIT 20.4

                          MERCURIO & ASSOCIATES, P.A.
                        2240 Palm Beach Lakes Boulevard
                                   Suite 100
                        West Palm Beach, Florida  33409



                        INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Able Telcom Holding Corp.


We consent to the use of our report incorporated by reference herein.



							/s/Mercurio & Associates, P.A.
       ------------------------------
							MERCURIO & ASSOCIATES, P.A.

May 17, 1996